UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2017

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800 Newport Beach, CA		92660
(Address of Principal Executive Offices)		Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 27, 2017, Clean Energy Renewable Fuels, LLC (“Renewables”), an indirect subsidiary of Clean Energy Fuels Corp. (the “Registrant”), entered into an asset purchase agreement (the “APA”) with BP Products North America, Inc. (“BP”), pursuant to which Renewables agreed to sell to BP certain assets relating to the Registrant’s renewable natural gas (“RNG”) business (collectively, the “Assets”) (such transaction, the “Asset Sale”). Subject to the satisfaction of customary closing conditions, including, among others, the receipt of required governmental and third-party consents and approvals, the Asset Sale is expected to close on or before March 31, 2017.

Pursuant to the terms of the APA, the Assets include the RNG production facilities located at Republic Services landfills in Canton, Michigan and North Shelby, Tennessee, Renewable’s 50% ownership interest in joint ventures formed in November 2016 to develop new RNG production facilities at a Republic Services landfill in Oklahoma City, Oklahoma and an Advanced Disposal landfill near Atlanta, Georgia and Renewable’s third party RNG supply contracts. Following completion of the Asset Sale, Renewables and the Registrant will continue to obtain RNG from BP under a long-term supply contract, and resell such RNG through its natural gas fueling infrastructure as Redeem™, the Registrant’s RNG vehicle fuel.

As consideration for the Assets, BP has agreed to pay $155.0 million (the “Purchase Price”). At the Closing of the Asset Sale, BP will pay $30.0 million of the Purchase Price in cash and deliver to Renewables a promissory note, for $125.0 million, that matures on April 3, 2017. Pursuant to the terms of the APA, BP will also pay up to an additional $25.0 million in cash, which amount could be paid in whole, in part or not at all.

The APA includes representations, warranties, pre- and post-closing covenants and termination provisions customary for asset sale transactions of this nature. The APA also includes indemnification provisions that, subject to certain carve-outs, qualifications and exceptions as set forth in the APA, could subject Renewables to payment obligations upon its breach of the terms of APA.

The foregoing description of the APA does not purport to be complete and is qualified in its entirety by the full text of the APA, which is filed as Exhibit 2.11 to this Current Report on Form 8-K and is incorporated herein by reference. The APA contains customary representations and warranties by the parties thereto, which were made solely for the purpose of the APA and as of specific dates as set forth therein, may have been qualified by certain private disclosures made between the parties and are subject to a contractual standard of materiality different from that generally applicable to stockholders, among other limitations. As a result, these representations and warranties should not be relied upon as a disclosure of factual information.

The Registrant issued a press release on March 1, 2017 announcing the APA, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.11†	Asset Purchase Agreement dated February 27, 2017, by and among Clean Energy Renewable Fuels, LLC, BP Products North America, Inc. and, solely with respect to Article VIII thereof, Clean Energy and BP Corporation North America, Inc.

99.1	Press Release dated March 1, 2017.

†	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the Securities and Exchange Commission. The Registrant agrees to furnish a supplemental copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding the completion and timing of the proposed Asset Sale under the APA and the Registrant’s plans for its RNG business after the completion of such sale. Actual results and the timing of events could differ materially from those expressed in or implied by these forward-looking statements as a result of a variety of factors, including, among others, Renewable’s and BP’s ability to satisfy the conditions required to close the Asset Sale, market and other general economic conditions, the Registrant’s ability to implement its RNG business plans and the other risk factors described in the Registrant’s annual reports on Form 10-K and quarterly reports on Form 10-Q most recently filed with the Securities and Exchange Commission. The forward-looking statements made herein speak only as of the date of this report and the Registrant undertakes no obligation to update publicly such forward-looking statements, except as otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2017	CLEAN ENERGY FUELS CORP.

	By:	/s/ Andrew J. Littlefair
	Name:	Andrew J. Littlefair
	Title:	President and Chief Executive Officer

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